AMENDMENT NUMBER ONE

to the

POOLING AND SERVICING AGREEMENT

BEAR STEARNS ASSET BACKED SECURITIES I TRUST 2006-HE10,

Dated as of December 1, 2006

among

BEAR STEARNS ASSET BACKED SECURITIES I LLC,
as Depositor,

EMC MORTGAGE CORPORATION,
as Seller and Master Servicer,

and

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee

This AMENDMENT NUMBER ONE is made and entered into this 1st day of February, 2007, by and among BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company, as depositor (the “Depositor”), EMC MORTGAGE CORPORATION, a Delaware corporation, as seller (in such capacity, the “Seller”) and as master servicer (in such capacity, the “Master Servicer ”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”), in connection with the Pooling and Servicing Agreement, dated as of December 1, 2006, among the above-mentioned parties (the “Agreement”), and the issuance of Bear Stearns Asset Backed Securities I Trust 2006-HE10, Asset-Backed Certificates, Series 2006-HE10. This amendment is made pursuant to Section 11.01 of the Agreement.

1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

2. The definition of Group I Interest Coverage Distribution Amount in Section 1.01 of the Agreement shall be amended by deleting it in its entirety and replacing it with the following:

Group I Interest Coverage Distribution Amount: With respect to each Distribution Date, an amount equal to (x) the weighted average Pass-Through Rate of the Group I Certificates, multiplied by (y) the sum of (A) the Group I Remaining Pre-Funded Amount outstanding at the end of the related Due Period and (B) the aggregate Stated Principal Balance of the Group I Subsequent Mortgage Loans that do not have a Subsequent Cut-off Date prior to the end of the related Due Period, transferred to the Trust during the related Due Period.

3. The definition of Group II Interest Coverage Distribution Amount in Section 1.01 of the Agreement shall be amended by deleting it in its entirety and replacing it with the following:

Group II Interest Coverage Distribution Amount: With respect to each Distribution Date, an amount equal to (x) the weighted average Pass-Through Rate of the Group II Certificates, multiplied by (y) the sum of (A) the Group II Remaining Pre-Funded Amount outstanding at the end of the related Due Period and (B) the aggregate Stated Principal Balance of the Group II Subsequent Mortgage Loans that do not have a Subsequent Cut-off Date prior to the end of the related Due Period, transferred to the Trust during the related Due Period.

4. The definition of Subsequent Cut-off Date in Section 1.01 of the Agreement shall be amended by deleting it in its entirety and replacing it with the following:

Subsequent Cut-off Date: With respect to the Subsequent Mortgage Loans sold to the Trust pursuant to a Subsequent Transfer Instrument, the date stated in the related Subsequent Mortgage Loan Purchase Agreement.

5. Section 2.07 of the Agreement is hereby amended by adding the following as Subsection 2.07(c)(v):

(v) the Depositor shall have received an acknowledgment from each Rating Agency that conveyance of the Group I Subsequent Mortgage Loans does not result in a reduction or withdrawal of any ratings assigned to the Group I Certificates by the Rating Agencies, provided that, in the case of S&P, such acknowledgement shall be a written acknowledgement;

6. Section 2.08 of the Agreement is hereby amended by adding the following as Subsection 2.08(c)(v):

(v) the Depositor shall have received an acknowledgment from each Rating Agency that conveyance of the Group II Subsequent Mortgage Loans does not result in a reduction or withdrawal of any ratings assigned to the Group II Certificates by the Rating Agencies, provided that, in the case of S&P, such acknowledgement shall be a written acknowledgement;

7. Except as amended above, the Agreement shall continue to be in full force and effect in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BEAR STEARNS ASSET BACKED SECURITIES I LLC, as Depositor

By:	/s/ Baron Silverstein
Name:	Baron Silverstein
Title:	Vice President

EMC MORTGAGE CORPORATION, as Seller and Master Servicer

By:	/s/ Jenna Kemp
Name:	Jenna Kemp
Title:	Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Susan L. Feld
Name:	Susan L. Feld
Title:	Assistant Vice President